SCHEDULE 14A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SALOMON BROTHERS MUNICIPAL PARTNERS FUND
SALOMON BROTHERS MUNICIPAL PARTNERS FUND II

(Name of Registrant as Specified in Its Charter)

Karpus Management Inc. d/b/a/ Karpus Investment Management

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Karpus Management Inc. d/b/a/ Karpus Investment Management
183 Sully’s Trail
Pittsford, New York 14534

2005 SPECIAL MEETING OF THE STOCKHOLDERS OF
SALOMON BROTHERS MUNICIPAL PARTNERS FUND
SALOMON BROTHERS MUNICIPAL PARTNERS FUND II

This Proxy Statement and the enclosed GREEN proxy card are being furnished to you, the stockholders of Salomon Brothers Municipal Partners Fund and Salomon Brothers Municipal Partners Fund II, Maryland corporations, in connection with the solicitation of proxies by Karpus Management Inc. d/b/a Karpus Investment Management (KIM) for use at the 2005 special meeting of stockholders of the Funds, including any adjournments or postponements thereof and any consequent special meeting that may be called.

KIM is soliciting proxies to take the following actions at the Meeting:

(1)	To vote FOR the termination of the Management Agreement between the Fund(s) and Citigroup Inc., the parent company of Salomon Brothers Asset Management Inc.
(2)	To vote AGAINST approving a new Management Agreement with Legg Mason Inc.

PROPOSAL SUBMITTED BY KIM TO BE VOTED ON BY THE SHAREHOLDERS AT THE SPECIAL OR NEXT MEETING OF SHAREHOLDERS

SUBMITTED TO SALOMON BROTHERS MUNICIPAL PARTNERS FUND (MNP)
(3)	KIM requests that the Board of Directors of the Fund authorize the Fund to conduct a tender offer for up to 25% of the outstanding shares of the Fund at net asset value.

SUBMITTED TO SALOMON BROTHERS MUNICIPAL PARTNERS FUND II
(4)	KIM requests that the Board of Directors of the Fund authorize the Fund to conduct a tender offer for up to 25% of the outstanding shares of the Fund at net asset value.

Copies of the Fund (s) most recent annual report and semi-annual report succeeding such annual report, if any, are available without charge to the stockholders upon request to the Fund at 125 Broad Street, New York, New York 10004, or by calling toll free at 1-800-451-2010.

The Fund(s) have announced that a special meeting of the stockholders of Salomon Brothers Municipal Partners Fund Inc. and Salomon Brothers Municipal Partners Fund II Inc. will be held at Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York 10022 at _________a.m. (New York time) on Friday October 21, 2005. The Fund has announced that the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Meeting is August 22, 2005.

The date of this Proxy Statement is August 22, 2005. This Proxy Statement is first being furnished to Fund stockholders on or about September ____ 2005.

As of July 30, 2005, KIM is the beneficial owner of 310,090 shares of the common stock of Salomon Brothers Municipal Partners Fund Inc, (MNP) which represents 5.386% of the issued and outstanding common stock and 386,525 shares of Salomon Brothers Municipal Partners Fund II Inc. (MPT), which represents 6.435% of the issued and outstanding common stock.

Additional information concerning KIM, who is soliciting your proxy, is set forth under the heading “Information Concerning the Participant in the Solicitation”.

The enclosed GREEN proxy card may be executed by holders of record as of the Record Date. You are urged to sign and date the enclosed GREEN proxy card and return it in the enclosed envelope whether or not you plan to attend the Meeting. Your last dated proxy is the only one that counts, so return the GREEN proxy card even if you have already delivered a prior proxy. We urge you not to return any proxy card sent to you by the Fund.

THIS SOLICITATION IS BEING MADE BY KARPUS MANAGEMENT INC. d/b/a
KARPUS INVESTMENT MANGEMENT AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE FUND.

If you have any questions concerning this Proxy Statement or need help in voting your shares, please contact either:

Karpus Investment Management Inc.
Sharon L. Thornton Director of Investment Personnel and Senior Analyst
(585) 586-4680

or

INTRODUCTION

This proxy solicitation comes to you for one very important reason. Your fund, (MNP) Salomon Brothers Municipal Partners Inc. and/or (MPT) Salomon Brothers Municipal Partners II Inc. is asking you to approve a new Management Agreement for each Fund. Karpus Investment Management (KIM) believes that for over 10 years stockholders of the Fund(s) have not received the full economic benefit of their investment that was outlined in the original prospectus. You as stockholders of the Fund have the opportunity NOW to make Fund Management sit-up and pay attention!

1.	Termination of the Management Agreement with Citigroup Inc. the parent company of the Fund’s investment adviser, Salomon Brothers Asset Management.

The Fund(s) are seeking your permission to approve a new management agreement for the Fund. It is the belief of Karpus Investment Management that the stockholders of the Fund are entitled to receive an economic benefit at this time, before the transaction would occur.

Karpus Investment Management believes that the shareholders of the Fund(s) are not receiving the economic benefits that they are entitled to receive. According to the original prospectus of the Fund(s), the Board of Directors, in consultation with the Investment Manager and the Investment Advisor, will review on an annual basis the possibility of open market repurchases and/or tender offers for the common stock. The purpose of these actions would be to manage the discount at which the Fund(s) trade. KIM is not aware of any record of this consideration.

The original prospectus of the Fund(s) stated: “….if at any time following the second year after this offering the Common Stock publicly trades for a substantial period of time at a substantial discount from the Fund’s then current net asset value per share, the Board of Directors will consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount, which may include recommending to holders of Common Stock amendments to the Fund’s charter to convert the Fund to an open-end investment company.” This statement clearly indicates the original intent of the Fund(s) to address persistent share value discounts from net asset value and protect the investors’ economic interests. Notwithstanding the Fund(s)’ stated policy, persistent discounts have been tolerated without appropriate action for the past 10 plus years.

KIM believes the current Fund Management and the Board of Directors of the Fund(s) have not taken adequate measures to close the discount to net asset value that the Fund(s) have historically maintained. KIM further believes that the Fund and Board of Directors have been negligent in their duty to adhere to the Fund’s own stated objectives by not vigilantly taking steps to eradicate the discount and improve the economic well being of the shareholders.

The following table illustrates the historic discount of the Fund(s) based on twelve month periods - June 30 to June 30. Source of Data Bloomberg Inc.

MNP and MPT
Average Discount Each Year

			MNP	MPT
6/30/1995	to	6/30/1996	-15.35%	-16.44%
6/30/1996	to	6/30/1997	-13.19%	-14.53%
6/30/1997	to	6/30/1998	9.55%	-10.28%
6/30/1998	to	6/30/1999	7.92%	9.92%
6/30/1999	to	6/30/2000	-13.79%	-13.00%
6/30/2000	to	6/30/2001	-12.87%	-11.65%
6/30/2001	to	6/30/2002	-12.06%	-10.35%
6/30/2002	to	6/30/2003	-11.93%	-11.73%
6/30/2003	to	6/30/2004	-10.85%	-10.74%
6/30/2004	to	6/30/2005	-11.97%	-12.27%

Additionally the Fund(s) have been plagued by low trading volume. Large shareholders who do not agree with the approval of the new management contract could be forced to sell shares in the market and could potentially depress the market price causing the discount to widen further.

This would create economic harm to both the shareholders selling their shares and possibly could cause future damage to shareholders that stayed with the Fund(s).

It is also the belief of KIM that any shareholder that has sold shares in the market place since 1995 has been economically harmed by the severe share value discount to net asset value. KIM believes that the Board of Directors has not fulfilled its fiduciary duty to the shareholders because it did not take the steps outlined in the original prospectus that could make the market price and net asset value equal.

MNP and MPT
Average Daily Volume for the following time spans

			MNP	MPT
6/30/1995	to	6/30/1996	11,580	14,527
6/30/1996	to	6/30/1997	9,541	14,712
6/30/1997	to	6/30/1998	9,434	10,380
6/30/1998	to	6/30/1999	7,684	11,028
6/30/1999	to	6/30/2000	10,747	12,409
6/30/2000	to	6/30/2001	5,609	5,662
6/30/2001	to	6/30/2002	5,709	5,551
6/30/2002	to	6/30/2003	5,945	7,056
6/30/2003	to	6/30/2004	6,237	6,017
6/30/2004	to	6/30/2005	8,905	6,776

It is the opinion and belief of KIM that the persistent discount has caused the low trading volume which has further harmed the stockholders of the Fund(s).

II. To vote against approving a new Investment Management contract with Legg Mason, Inc.

We as stockholders of the Fund(s) have no confidence that a new Investment Management contract will address the severe discount to net asset value at which the Fund(s) have historically traded. We are not being asked to elect a new Board of Directors at this time. The present Board, which has failed to manage the discount of the Fund(s), will remain in with the Fund(s) at this point.

As long time shareholders of the Fund, KIM believes that adequate time has expired for the Board to take action. We have no reason to believe that a change in investment managers will result in action to address the trading discount.

The Fund(s) presently has provisions in its articles of incorporation and bylaws which limit the ability of other entities or persons to acquire control of the portfolio or to modify its structure. They include the following:

Tiered Board Structure. The Board of Directors is classified into three classes, each with a term of three years with only one class of Directors standing for election in any year. This prevents replacement of a majority of Directors for up to a two year period. In effect this means that if KIM wanted to propose new “Independent” Directors to the Fund, it would take at least 2 years to install a majority of the Board.

Super-Majority Voting Requirements to Remove Directors. Directors can be removed for cause and only by a vote of 75% of the outstanding shares entitled to vote on the matter.

Super-Majority Voting Requirements to Take Certain Action. The Fund cannot be converted from a closed-end to an open-end investment company without the approval of 75% of the Fund’s Directors. In addition, unless 75% of the Fund’s non-interested Directors approve the transaction, the affirmative vote of the holders of at least 75% of the shares will be required to authorize any of the following transaction: (i) merger, consolidation or share exchange of the portfolio with or into any other corporation; (ii) dissolution or liquidation of the portfolio, (iii) sale, lease, exchange or other disposition of all or substantially all of the assets of the portfolios; (iv) change in the nature of the business of the portfolio so that it would cease to be an investment company registered under the 1940 Act; or (v) sale, lease or exchange to the portfolio, in exchange for securities of the portfolio, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000). The affirmative vote of at least 75% of the shares will be required to amend the articles of incorporation or bylaws to change any of the foregoing provisions.

The Fund discloses in its own prospectus that the percentage votes required under the above provisions are greater than the minimum requirements under Maryland law or the 1940 Act. The Fund further discloses that these provisions "could have the effect of depriving shareholders of an opportunity to sell shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the fund in a tender offer or similar transaction.”

KIM BELIEVES THAT BY NOT APPROVING THE NEW MANAGEMENT CONTRACT WITH LEGG MASON, INC, STOCKHOLDERS OF THE FUND(S) HAVE THE ABILITY TO FORCE THE PRESENT BOARD OF DIRECTORS TO MEET STOCKHOLDER EXPECTATIONS OUTLINED IN THE ORIGINAL PROSPECTUS.

It is the opinion of KIM that this may be the only chance for stockholders to receive the economic benefit that they are entitled to, NET ASSET VALUE!

Salomon Brothers Municipal Partners Fund (MNP)

III.	KIM requests that the Board of Directors of the Fund authorize the Fund to conduct a tender offer for up to 25% of the outstanding shares of the Fund at net asset value.

Supporting Statement

Karpus Investment Management believes that the Board of Directors has neglected their fiduciary duties in managing the discount to net asset value to the shareholders for various reasons discussed in this proxy statement. KIM submitted to MNP and MPT the above listed shareholder proposal to be included in any and all of the Fund(s) proxy materials. The supporting statement for each Fund is cited below.

According to the original prospectus, the Board of Directors, in consultation with the Investment Manager and the Investment Advisor, will review on an annual basis the possibility of further open market repurchases and/or tender offers for the common stock.

The Fund manager has provided exceptional asset performance to shareholders, but has yet to close the discount to net asset value. Net asset performance from June 30, 2004 through June 30, 2005 has been 9.19% versus Morningstar Intermediate Municipal Fund return of 5.49% and Lehman 7 Year Municipal Index return of 5.91%. Yet the Fund continues to trade at a discount to net asset value!

KIM believes the current Fund Management and Board of Directors of MNP have not taken adequate measures to close this discount. For the time period of June 30, 2004 through June 30, 2005, MNP traded at an average discount of 11.97%. MNP has traded at a significant discount to NAV since 1994, over 10 years. What steps have been taken to close this discount?

The original prospectus stated that: “….if at any time following the second year after this offering the Common Stock publicly trades for a substantial period of time at a substantial discount from the Fund’s then current net asset value per share, the Board of Directors will consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount, which may include recommending to holders of common stock amendments to the fund’s charter to convert the Fund to an open-end investment company.” This clearly dictates the original intent not to allow the Fund to trade at significant discounts, protecting investors’ economic interest in the Fund. Why has the Board ignored this intent to the detriment of shareholders? Every shareholder that has sold shares in the last 10 + years in the market place received less for their shares than they were entitled to.

Additionally, MNP is plagued by low trading volume. From June 30, 2004 through June 30, 2005 average daily volume has been 8,905 shares. Large shareholders who do not agree with the possible changes in the Fund management contract and who may wish to liquidate their positions could severely depress the Fund’s market price because of persistently low volume.

END OF STATEMENT

Salomon Brothers Municipal Partners Fund II (MPT)

IV	KIM requests that the Board of Directors of the Fund authorize the Fund to conduct a tender offer for up to 25% of the outstanding shares of the Fund at net asset value.

Supporting Statement

According to the original prospectus, the board of directors, in consultation with the Investment Manager and the Investment Advisor, will review on an annual basis the possibility of further open market repurchases and/or tender offers for the common stock.

The Fund manager has provided exceptional asset performance to shareholders, but has yet to close the discount to net asset value. Net asset performance from June 30, 2004 through June 30, 2005 has been 8.84% versus Morningstar Intermediate Municipal Fund return of 5.49% and Lehman 7 Year Municipal Index return of 5.91%. Yet the Fund continues to trade at a discount to net asset value.

KIM believes the current Fund Management and Board of directors of MPT have not taken adequate measures to close this discount. For the time period of June 30, 2004 through June 30, 2005, MPT traded at an average discount of 12.27%. MPT has traded at a significant discount to NAV since 1994, over 10 years. What steps have been taken to close this discount?

The original prospectus stated: “If, at any time after the second year following the offering, the Common Stock publicly trades for a substantial period of time at a substantial discount from the NAV, the Board of Directors will consider at its next regularly scheduled meeting, taking various actions designed to eliminate the discount, which may include recommending to shareholders the conversion of the Fund to an open-end investment company.” This clearly dictates the original intent not to allow the Fund to trade at significant discounts, protecting investors’ economic interest in the Fund. Why has the Board ignored this intent to the detriment of shareholders? Every shareholder that has sold shares in the last 10 + years in the market place received less for their shares than they were entitled to.

Additionally, MPT is plagued by low trading volume. From June 30, 2004 through June 30, 2005 average daily volume has been 6,776 shares. Large shareholders who do not agree with the possible changes in the Fund management contract and who may wish to liquidate their positions could severely depress the Fund’s market price because of persistently low volume.

END OF STATEMENT

The Proposal to MNP and MPT requests the Board of Directors to conduct a 25% tender of the outstanding shares of each Fund. There are no assurances that the Board will consider this shareholder proposal or take action upon such proposal.

Required vote.

When you return the GREEN proxy card you will be voting FOR the proposal to (i) terminate the Management Agreement between the Fund(s) and Citigroup Inc., the parent company of Salomon Brothers Asset Management Inc. (ii) to vote against approving a new Management Agreement with Legg Mason Inc.

Other Matters

Other than the proposals described above, we are not aware of any other matters to be brought before the Meeting. Should other matters be brought before the Meeting, the persons named as proxies in the enclosed GREEN proxy card will vote on such matters in their discretion.

VOTING PROCEDURES

Voting and Revocation of Proxies

For the proxy solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated and returned to Karpus Investment Management c/o ______________________ at the address set forth on the last page of this Proxy Statement, in the enclosed envelope, in time to be voted at the Meeting. If you wish to vote in accordance with our recommendations, you must submit the enclosed GREEN proxy card and must NOT subsequently submit the Fund’s proxy card. If you have already returned the Fund’s proxy card, you have the right to revoke it as all matters covered thereby and may do so by subsequently signing, dating and mailing the enclosed GREEN proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING. Execution of a GREEN proxy card will not affect your right to attend the Meeting and to vote in person.

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) submitting to the Fund or to us a later dated written revocation or duly executed proxy’ or (ii) attending and voting at the Meeting in person (attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Fund will be effective only if delivered to the Fund, we request that either the original or a copy of all revocations be mailed to Karpus Investment Management c/o ________________________ at the address set forth on the back page of this Proxy Statement, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

Shares of Common Stock and Preferred Stock represented by a valid unrevoked GREEN proxy card will be voted as specified. Shares represented by a GREEN proxy card where no specification has been made will be voted:

*	FOR the termination of the Management Agreement between the Fund(s) and Citigroup Inc., the parent company of Salomon Brothers Asset Management Inc

*	AGAINST approving a new Management Agreement with Legg Mason Inc.

If any of your shares were held in the name of the brokerage firm, bank nominee, or other institution on the Record Date, only that institution can vote your shares and only upon specific receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instructions form (or GREEN proxy card) that your broker or bankers sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Meeting even if you sell shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to vote such shares, even if you sell some or all of your shares after the Record Date.

Based on publicly available information, the shares of Common Stock and Preferred Stock are the only shares of capital stock of the Fund entitled to notice of, and to vote at, the Meeting. According to the Fund’s Semi-Annual Report for the period ending December 31, 2004 for MNP there were 5,757,094 Common and 800 Preferred Stock issued and outstanding. According to the Fund’s Semi-Annual Report for the period ending December 31, 2004 for MPT there were 6,007,094 Common and 900 Preferred Stock issued and outstanding. Every holder of shares of Common Stock is entitled to one (1) vote for each share of Common or Preferred Stock held.

Shareholder Approval

In accordance with the Fund(s) Amended and Restated Bylaws, at the Meeting, the presence in person or by proxy of stockholders entitled to cast ( without regard to class) a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum. Shares represented by proxies that reflect abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Broker non-votes” occur when a broker has not received voting instructions from the beneficial owner of the shares and either declines to exercise its discretionary voting authority or is barred from doing so because the proposal is contested.

SOLICITATION OF PROXIES

In connection with our solicitation of proxies for use at the Meeting, proxies may be solicited by mail, courier service, advertisement, telephone, telecopier, or other electronic means, and in person. Solicitations may be made in the manner set forth in the Proxy Statement, by certain of the officers or employees of Karpus Investment Management, none of whom will receive additional compensation for such solicitations. We may request banks, brokerage firms, and other custodians, nominees, and fiduciaries to forward all of the solicitation material to the beneficial owners of the shares of the Common and Preferred Stock they hold of record.

We have retained _____________ for solicitation and advisory services in connection with the solicitation of proxies. Karpus will pay a fee to be mutually agreed upon between Karpus and ________ based on the services provided.

All expenses associated with any solicitation of proxies by Karpus in connection with the Meeting will be borne directly by Karpus and clients of Karpus Investment Management. Karpus intends to seek reimbursement from Citigroup and Salmon Brothers Asset Management and the Board of Directors should the proposals be approved. We estimate that the costs incidental to our solicitation of proxies, including expenditures for advertising, printing, postage, legal and related expenses, will be approximately $ _________. Karpus has no estimate of costs incurred to date. Karpus intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Fund’s voting shares required under applicable law to carry Proposal (i) and Proposal (ii).

INFORMATION CONCERNING THE PARTICIPANT IN THE SOLICITATION

Karpus Investment Management was founded in 1986 by George Karpus and Jo Ann Van Degriff. Karpus is an independent registered Investment Adviser with slightly over 1 billion dollars under management. KIM is employee owned.

KIM’s founding goal is to achieve investment results in the top quartile of professionally managed monies over a three-to-five year period based on each client’s risk/return objective. KIM provides customized, conservative investment management for high net worth individuals, pension plans, foundations, endowments, trusts, estates, and Taft Hartley accounts. KIM is located in Pittsford, NY (a suburb of Rochester, NY).

KIM prides itself in independent research. One of the fundamental beliefs of KIM is that “street research” is tainted with conflicting motives. KIM is not affiliated with any brokerage firm.

KIM has gained national recognition through rankings in as a “World's Best Money Manager” according to Nelson Information.

Nelson's "World's Best Money Managers" Rankings
U.S. Municipals (All Durations)
Periods Ending June 30, 2005

5 Year	Ranked 17 out of 181	Top 10%
10 Year	Ranked 3 out of 135	Top 3%

Officers and Key Employees of Karpus Management Inc d/a/a Karpus Investment Management Inc.

SUMMARY BIOGRAPHIES - KARPUS INVESTMENT MANAGEMENT

Karpus Professional	Overall/Firm	Higher Education		Other Experience

George W. Karpus * CEO & Chief Investment Officer		MS BS	Rensselaer Polytechnic Institute St. Lawrence University - Physics	Qualified Consulting, Inc., Bache & Co., Marine Midland, Shearson Hayden-Stone

Jo Ann Van Degriff * Executive Vice President	36/19	BS	Elmira College - Economics	Marine Midland Bank - Trust Dept. Investment Services

Dana R. Consler * Senior Vice President	29/11	MBA BS	Boston University Rollins College - Economics	Marine Midland Bank - Trust Dept. Investment Services

Kathleen F. Crane * Chief Financial Officer	19/19	BS	St. Bonaventure University - Management Science

Sharon L. Thornton * Senior Fixed Income Analyst/Portfolio Mgr.	31/15	BS	University of Rochester - Economics	Marine Midland, Cowen & Co., Sage Rutty

Thomas M. Duffy, Client Support/ Office Support Manager *	14/13	BA	SUNY Geneseo - Communications	Fleet Bank -Client Services - Mutual Fund Areas

Cody B. Bartlett, Jr., CFA Investment Strategist & Senior Fixed Income Analyst	7/7	CFA MS BA	Chartered Financial Analysis Rochester Inst. of Technology - Finance SUNY Fredonia - Psychology

Shares of Salomon Brothers Municipal Partners Fund Inc. and Salomon Brothers Municipal Partners Fund II beneficially owned by Officers/ Employees/ and Directly Related Accounts of Such.

  Shares Owned by KMI Employees

	MNP	MPT
JOANN VAN DEGRIFF	-	1150
GEORGE W. KARPUS	9500	17900
KARPUS MANAGEMENT, INC.	300	100
URBANA PARTNERS	5300	12900

*Urbana Partners is a hedge fund managed by Karpus Investment Management, of which George Karpus Owns 5.51%

In addition, other than as set forth in this Proxy Statement, there are no contracts, arrangement, or understandings entered into by any of the participants in the solicitation or, to the participants’ knowledge, any of their respective associates within the past year with any person with respect to any of the Fund’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants’ knowledge, any of their respective associates has entered into any agreement or understanding with any person with respect to (i) any future employment by the Fund or its affiliates or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

CERTAIN INFORMATION ABOUT THE FUND

The Fund is a Maryland Corporation with its principal executive office located at 125 Broad Street 10th Floor, New York, New York 10004.

The Fund is subject to the informational requirements of the Exchange Act and the Investment Company Act of 1940, as amended, and in accordance therewith files reports, proxy statements, and other information with the SEC. Reports, registration statements, proxy statements, and other information filed by the Fund with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W. Room 1024, Washington D.C. 20549. Documents filed electronically by the Fund are also available at the SEC’s Web site: http://www.sec.gov.

OTHER MATTERS TO BE CONSIDERED AT THE MEETING.

Except as set forth in the Proxy Statement, we are not aware of any matters to be brought before the Meeting. Should other matters properly be brought before the Meeting, that attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. Execution and delivery of a proxy by a record holder of shares of Common Stock or Preferred Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

STOCKHOLDER PROPOSALS FOR THE FUND’(S) ANNUAL MEETINGS

A shareholder proposal intended to be presented at the Fund(s) next annual meeting of shareholders must be (or must have been) received at the offices of that Fund, 125 Broad Street, 10th Floor, New York New York 10004, not later than November 29, 2005, in the case of MNP or May 6, 2005, in the case of MPT, to be included in the proxy statement and the form of proxy relating to the meeting. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included in a proxy statement. Shareholder proposals are subject to certain regulations under the federal securities laws.

The persons named as proxies for a Fund’s next annual meeting of the shareholders will have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless that Fund receives (or received) notice of the matter between January 28, 2006 and February 26, 2006, in the case of MNP, or between July 9,2005 and August 9, 2005, in the case of MPT, in which case these persons will not have discretionary voting authority except as provided in the SEC’s rules governing shareholders proposals.

ADDITIONAL INFORMATION

The information concerning the Fund(s) contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning the Fund(s) is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information

The address of Salomon Brothers Asset Management is 125 Broad Street, 10th Floor, New York, New York 10004.

Questions, or requests for additional copies of the Proxy Statement, should be directed to:

Karpus Investment Management
183 Sully’s Trail
Pittsford, New York 14534
Sharon L. Thornton Director of Investment Personnel and Senior Analyst
585-586-4680
e-mail:             Sharon@karpus.com

OR

(Name of Fund)

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 21, 2005

The undersigned, revoking prior proxies, hereby appoints _________, and each of them, Proxies with several powers of substitution, to vote all of the shares of stock of _______________owned by the undersigned and entitled to vote at the Special Meeting of Shareholders of ______________ to be held at Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York, at ________a.m. (New York time) on Friday, October 21,2005, or at any postponement or adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Joint Proxy Statement, which have been received by the undersigned.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is given on these proposals, this proxy card will be voted “FOR” Item 1, and “AGAINST” Item 2, and will be voted in accordance with the proxy’s best judgment as to any other matters.

CONTROL NUMBER: [ insert control #]

Please sign this proxy exactly as your name or names
appears hereon. Joint owners should each sign personally.
Trustees and other fiduciaries should indicate the capacity
In which they sign, and where more than one name appears,
a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

________________________________________________
Signature

________________________________________________
Signature of joint owner, if any

Date ____________________________________________

PLEASE VOTE, SIGN AND DATE THIS GREEN PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THIS MAY BE YOUR LAST CHANCE TO STOP THE BOARD OF DIRECTORS AND MANGEMENT OF THE FUND(S) FROM APPROVING A NEW MANAGEMENT CONTRACT. SHAREHOLDERS MUST MAKE THE BOARD OF DIRECTORS REALIZE THAT THEY MAY NOT HAVE FULLFILLED THEIR FIDUCIARY DUTY TO THE SHARHOLDERS BY NOT CLOSING THE PERSISTANT SEVERE DISCOUNT OF THE MARKET PRICE VERSES THE NET ASSET VALUE. AS A LONGTIME SHAREHOLDER KARPUS INVESTMENT MANGEMENT WANTS THE ECONOMIC BENEFIT THAT THE SHAREHOLDERS ARE ENTITLED TO.

THE BOARD OF DIRECTORS MUST RELIZE THAT THEY HAD TOO MUCH TIME AND DID NOTHING ABOUT THE DISCOUNT OF THE FUND(s).

Item #1
KARPUS INVESTMENT MANGEMENT RECOMMENDS THAT YOU VOTE “FOR” TERMINATING THE MANGEMENT AGREEMENT BETWEEN THE FUND(S) AND CITIGROUP INC. THE PARENT COMPANY OF SALOMON BROTHERS ASSET MANAGEMENT.

Item #2
KARPUS INVESTMENT MANAGEMENT RECOMMENDS THAT YOU VOTE “AGAINST”APPROVING A NEW MANAGEMENT AGREEMENT WITH LEGG MASON

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example ☒

ITEM 1	TERMINATE THE MANGEMENT AGREEMENT BETWEEEN THE FUND(S) AND CITIGROUP INC. THE PARENT COMPANY OF S SALOMON BORTHERS ASSET MANAGEMENT

☐	☐	☐
FOR	AGAINST	ABSTAIN

ITEM 2	APPROVE THE NEW MANAGEMENT AGREEMENT WITH LEGG MASON

☐	☐	☐
FOR	AGAINST	ABSTAIN

ITEM 3	KIM REQUESTS THAT THE BOARD OF DIRECTORS OF THE FUND AUTHORIZE MNP TO CONDUCT A TENDER OFFER FOR UP TO 25% OF THE OUTSTANDING SHARES OF THE FUND AT NET ASSET VALUE

☐	☐	☐
FOR	AGAINST	ABSTAIN

ITEM 4	KIM REQUESTS THAT THE BOARD OF DIRECTORS OF THE FUND AUTHORIZE MPT TO CONDUCT A TENDER OFFER FOR UP TO 25% OF THE OUTSTANDING SHARES OF THE FUND AT NET ASST VALUE

☐	☐	☐
FOR	AGAINST	ABSTAIN

SIGNED PROXIES THAT ARE NOT CHECKED WILL BE VOTED BY KARPUS INVESTMENT MANAGEMENT “FOR” ITEMS 1, 3 & 4 AND “AGAINST” ITEM #2.